EXHIBIT 10.52

August 26, 2005

[Name of Executive Officer]

Micro Therapeutics, Inc.

2 Goodyear

Irvine, CA 92618

Dear [Name]:

The Boards of the entities hereto consider the operation of Micro Therapeutics, Inc. (the “Company”) to be of critical importance and therefore the establishment and maintenance of a sound and vital management team of the Company to be essential to protecting and enhancing the best interests of the Parent, as well as the stockholders of the Company. In this connection, the Board recognizes that the possibility of a Change in Control transaction may arise and that such possibility and the uncertainty and questions which such transaction may raise among key management personnel of the Company could result in the departure or distraction of such management personnel to the detriment of its stockholders.

Accordingly, the Boards have determined that appropriate actions should be taken to minimize the risk that management will depart prior to a Change in Control, thereby leaving the Company without adequate management personnel during such a critical period, and to reinforce and encourage the continued attention and dedication of key members of management to their assigned duties without distraction in circumstances arising from the possibility of a Change in Control. In particular, the Boards believe it important, should the Company or their respective stakeholders receive a proposal for transfer of control of the Company or the combination of the Company and ev3 Inc. (the “Parent”) or the change of control of the 100% owned limited liability company subsidiary of Parent, Micro Investment LLC (the “Subsidiary”), that you be able to continue your management responsibilities without being influenced by the uncertainties of your own personal situation.

The Boards further recognize that continuance of your position with the Company involves a substantial commitment to us in terms of your personal life and professional career and the possibility of foregoing present and future career opportunities, for which we receive substantial benefits. Therefore, to induce you to remain in the employ of the Company, this Agreement, which has been approved by the Boards of the Parent and the Company, sets forth the benefits which both such companies agree will be provided to you in the event your employment with the Company, or its successor, is terminated in connection with a Change in Control under the circumstances described below.

1. Definitions. The following terms will have the meaning set forth below unless the context clearly requires otherwise. Terms defined elsewhere in this Agreement will have the same meaning throughout this Agreement.

(a) “Affiliate” means with respect to any Person (within the meaning of Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended) shall mean any other Person that, directly or indirectly through one or more intermediaries, controls, is controlled by or is under common control with such Person.

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(b) “Agreement” means this letter agreement as amended, extended or renewed from time to time in accordance with its terms.

(c) “Base Pay” means your annual base salary from the Company at the rate in effect immediately prior to a Change in Control or at the time Notice of Termination is given, whichever is greater. Base Pay includes only regular cash salary and is determined before any reduction for deferrals pursuant to any nonqualified deferred compensation plan or arrangement, qualified cash or deferred arrangement or cafeteria plan.

(d) “Benefit Plan” means any

(i) employee benefit plan as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended;

(ii) cafeteria plan described in Code Section 125;

(iii) plan, policy or practice providing for paid vacation, other paid time off or short- or long-term profit sharing, bonus or incentive payments; or

(iv) stock option, stock purchase, restricted stock, phantom stock, stock appreciation right or other equity-based compensation plan that is sponsored, maintained or contributed to by the Company for the benefit of employees (and/or their families and dependents) generally or you (and/or your family and dependents) in particular, including, without limitation, any of the Stock Incentive Plans (as hereinafter defined).

(e) “Bonus Plan Payment” means the full amount of the annual target bonus payment which is payable by the Company to you pursuant to the Company-wide bonus plan or equivalent plan of the Successor, as if all of the annual performance milestones are satisfied for such year.

(f) “Board” means both or any one of the boards of directors of the Parent or the Company. On and after the date of a Change in Control, any duty of the Board in connection with this Agreement is nondelegable and any attempt by the Board to delegate any such duty is ineffective.

(g) “Cause” means: (i) your gross misconduct; (ii) your willful and continued failure to perform substantially your duties with the Company (other than a failure resulting from your incapacity due to bodily injury or physical or mental illness) after a demand for substantial performance is delivered to you by the chair of the Board which specifically identifies the manner in which you have not substantially performed your duties and provides for a reasonable period of time within which you may take corrective measures; or (iii) your conviction (including a plea of nolo contendere) of willfully engaging in illegal conduct constituting a felony or gross misdemeanor under federal or state law which is materially and demonstrably injurious to the Company, or which impairs your ability to perform substantially your duties for the Company. An act or failure to act will be considered “gross” or “willful” for this purpose only if done, or omitted to be done, by you in bad faith and without reasonable belief that it was in, or not opposed to, the best interests of the Company. Any act, or failure to act, based upon authority given pursuant to a resolution duly

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adopted by the Board (or a committee thereof) or based upon the advice of counsel for the Company will be conclusively presumed to be done, or omitted to be done, by you in good faith and in the best interests of the Company. Notwithstanding the foregoing, you may not be terminated for Cause unless and until there has been delivered to you a copy of a resolution duly adopted by the affirmative vote of not less than a majority of the entire membership of the Board at a meeting of the Board called and held for the purpose (after reasonable notice to you and an opportunity for you, together with your counsel, to be heard before the Board), finding that in the good faith opinion of the Board you were guilty of the conduct set forth above in clauses (i), (ii) or (iii) of this definition and specifying the particulars thereof in detail.

(h) “Change in Control” means a Company Change in Control or a Parent Change in Control.

(i) “Code” means the Internal Revenue Code of 1986, as amended from time to time.

(j) “Company” means Micro Therapeutics, Inc. and any Successor.

(k) “Date of Termination” following a Change in Control (or prior to a Change in Control if your termination was either a condition of the Change in Control or was at the request or insistence of any Third Party relating to the Change in Control) means: (i) if your employment is to be terminated by you for Good Reason, the date specified in the Notice of Termination which in no event may be a date more than 15 days after the date on which Notice of Termination is given unless the notified company agrees in writing to a later date; (ii) if your employment is to be terminated by the Company for Cause, the date specified in the Notice of Termination; (iii) if your employment is terminated by reason of your death, the date of your death; or (iv) if your employment is to be terminated by the Company for any reason other than Cause or your death, the date specified in the Notice of Termination, which in no event may be a date earlier than 15 days after the date on which a Notice of Termination is given, unless you expressly agree in writing to an earlier date. In the case of termination by the Company of your employment for Cause, then within the 30 days after your receipt of the Notice of Termination, you may notify the Company that a dispute exists concerning the termination, in which event the Date of Termination will be the date set either by mutual written agreement of the parties or by the judge or arbitrator in a proceeding as provided in Section 9 of this Agreement.

(l) “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time.

(m) “Good Reason” means:

(i) a substantial change in your status, position(s), duties or responsibilities as an executive of the Company as in effect immediately prior to the Change in Control which, in your reasonable judgment, is adverse with respect to any of the foregoing; provided, however, that Good Reason does not include a change in your status, position(s), duties or responsibilities caused by (A) an inadvertent action that is remedied by the Company promptly after receipt of notice of your objection to such change, and it also being agreed that small and insubstantial changes will not be considered Good Reason unless the changes in totality would be

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substantial; or (B) your continuing as the division [Title of Executive Officer] of the entity or portion of an entity operating the business of the Company, which is the neuroradiology business and you report directly to the president of such division;

(ii) a reduction by the Company in your Base Pay, a material change in the annual Bonus Plan Payment expectations, or an adverse change in the form or timing of the payments thereof, as in effect immediately prior to the Change in Control or as thereafter increased;

(iii) the failure by the Company to cover you under Benefit Plans that, in the aggregate, provide substantially similar benefits to you and/or your family and dependents at a substantially similar total cost to you (e.g., premiums, deductibles, co-pays, out of pocket maximums, required contributions and the like) relative to the benefits and total costs under the Benefit Plans in which you (and/or your family or dependents) were participating at any time during the 90-day period immediately preceding the Change in Control;

(iv) the Company requiring you to be based more than 50 miles from where your office is located immediately prior to the Change in Control, except for required travel on the Company’s business;

(v) the failure by the Parent or the Company to obtain from any Successor the assent to this Agreement as soon as reasonably practicable in the circumstances and in any event within the times required by Section 6 hereof; or

(vi) any purported termination by the Company of your employment that is not properly effected pursuant to a Notice of Termination and pursuant to any other requirements of this Agreement, and, for purposes of this Agreement, no such purported termination will be effective.

Your continued employment does not constitute consent to, or waiver of any rights arising in connection with, any circumstances constituting Good Reason. Your termination of employment for Good Reason as defined in this Section 1(m) will constitute Good Reason for all purposes of this Agreement notwithstanding that you may also thereby be deemed to have retired under any applicable retirement programs of the Company.

(n) “Notice of Termination” means a written notice (except in the case of a deemed Notice of Termination pursuant to Section 3(a) hereafter) given on or after the date of a Change in Control (unless your termination before the date of the Change in Control was either a condition of the Change in Control or was at the request or insistence of any Third Party related to the Change in Control) which indicates the specific termination provision in this Agreement pursuant to which the notice is given. Any purported termination by the Company or by you for Good Reason on or after the date of a Change in Control (or before the date of a Change in Control if your termination was either a condition of the Change in Control or was at the request or insistence of any Third Party related to the Change in Control) must be communicated by written Notice of Termination to be effective; provided, that your failure to provide Notice of Termination will not limit any of your rights under this Agreement except to the extent the Company demonstrates that it suffered material actual damages by reason of such failure.

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(o) “Company Change in Control” means any of the following: (i) the sale, lease, exchange or other transfer, directly or indirectly, of all or substantially all of the assets of the Company, in one transaction or in a series of related transactions, to any Third Party, including any exchange, transfer or other disposition by the Parent of all or a portion of its ownership interest in Micro Investment LLC to transfer control of Micro Investment LLC to such acquiring party or the sale, lease or exchange by Micro Investment LLC of all or substantially all of its assets; (ii) any Third Party, other than a “bona fide underwriter” or the Parent and its Affiliates, is or becomes the “beneficial owner” (as defined in Rule 13d 3 under the Exchange Act), directly or indirectly, of securities (x) representing 50% or more of the combined voting power of the Company’s outstanding securities ordinarily having the right to vote at elections of directors, or (y) resulting in such Third Party becoming an Affiliate of the Company, including pursuant to a transaction described in clause (iii) below; or (iii) the consummation of any transaction or series of transactions under which the Company is merged or consolidated with any other company, including a merger or consolidation of the Company with the Parent or any subsidiary of the Parent.

(p) “Parent” means ev3 Inc., a Delaware corporation.

(q) “Parent Change in Control” means any of the following: (i) the sale, lease, exchange or other transfer, directly or indirectly, of all or substantially all of the assets of the Parent, in one transaction or in a series of related transactions, to any Third Party; (ii) any Third Party, other than a “bona fide underwriter” or Warburg Pincus and its Affiliates, is or becomes the “beneficial owner” (as defined in Rule 13d 3 under the Exchange Act), directly or indirectly, of securities (x) representing 50% or more of the combined voting power of either Parent’s outstanding securities ordinarily having the right to vote at elections of directors, or (y) resulting in such Third Party becoming an Affiliate of the Parent, including pursuant to a transaction described in clause (iii) below; or (iii) the consummation of any transaction or series of transactions under which the Parent is merged or consolidated with any other company, other than a merger or consolidation which would result in the stockholders of the Parent immediately prior thereto continuing to own (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 50% of the combined voting power of the voting securities of the surviving entity outstanding immediately after such merger or consolidation.

(r) “Subsidiary” means Micro Investment LLC, a Delaware limited liability company.

(s) “Successor” means any Third Party that succeeds to, or has the ability to control (either immediately or with the passage of time), the Company’s, or Parent’s, as applicable, business directly, by merger, consolidation or other form of business combination, or indirectly, by purchases of the Parent’s outstanding securities ordinarily having the right to vote at the election of directors or purchases of the Company’s outstanding securities ordinarily having the right to vote at the election of directors or all or substantially all of the Parent’s or the Company’s assets or otherwise.

(t) “Third Party” means any Person, other than the Company, Parent, Subsidiary, any Affiliate of the Company, Parent or Subsidiary, or any Benefit Plan(s) sponsored by the Company, Parent or an Affiliate.

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2. Term of Agreement. This Agreement is effective immediately and will continue in effect only so long as you remain employed by the Company or, if later, until the date on which the Company’s obligations to you arising under this Agreement have been satisfied in full.

3. Benefits upon a Change in Control Termination. You will become entitled to the benefits described in this Section 3 as of the date of a Change in Control upon your termination of employment by the Company without Cause or by you for Good Reason (a “Change of Control Termination”). As of the date of such Change in Control Termination, the Parent and the Company (and any Successor thereto) will be responsible for paying to you all of the Base Pay owed through such date and a pro rata portion of your Bonus Plan Payment based upon the number of months in the current year which you have worked prior to the date of the Change in Control Termination, assuming for this Section 3 that you have worked the full month of the month in which the Change in Control occurs. The following terms shall control notwithstanding any conflicting terms contained in any employment agreement, or in any of the non-statutory stock option agreements, incentive stock option agreements, restricted stock awards or other similar agreements (collectively, the “Stock Option Agreements”) you may have entered into with the Company pursuant to (i) the 1996 Stock Incentive Plan, (ii) the 1993 Stock Option Plan, (iii) the Employee Stock Purchase Plan, or (iv) any successor or additional stock option, stock award, or other incentive plans of the Company (collectively, the “Stock Incentive Plans”). In addition, you will be entitled to the following:

(a) Cash Payments. At the date of the Change in Control, if you have not been made a written offer of employment with the Successor (in the case of a Company Change of Control) or received written confirmation for continued employment with the Company if it survives the Change in Control, on terms substantially identical to your current employment terms, including being the [Title of Executive Officer] of the surviving business of the Company as described in Section 1(m)(i)(B) hereto, and receiving the benefits set forth herein, for any reason whatsoever, then you shall be deemed to have received a Notice of Termination effective on the date of the Change in Control and no later than 10 days after your Date of Termination, the Parent and the Company (and any Successor thereto) will be responsible for making a lump sum payment to you equal to 12 months of your then current Base Pay, and the full amount of your Bonus Plan Payment for the next 12 months, assuming for this purpose that such Bonus Plan Payment amount is equal to the Bonus Plan Payment for the then current year. Furthermore, if you elect to accept the offer of employment with the Successor, or you continue your employment with the Company, as the case may be, as provided for above, the Successor or the Company, as the case may be, shall be then obligated to make a lump sum cash payment to you within 10 days after your Date of Termination equal to 12 months of your then current Base Pay and the full annualized amount due under your then current Bonus Plan Payment commitment which is payable within the next 12 months, in the event any time within the first 12 months of such new employment relationship after the Change in Control, either (i) your employment is terminated by the Successor or the Company, as the case may be, for any reason other than your death or Cause, or (ii) you terminate your employment with the Successor or the Company for Good Reason. If you accept the offer of employment from the Company or the Successor of the Company, no further benefits pursuant to Section 3(a), (b) or (c) will be payable, except as provided in the immediately preceding sentence. If you decline the offer of employment described in all but the immediately preceding sentence herein, no further benefits pursuant to Section 3(a), (b) or (c) will be payable.

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(b) Group Health Plans. During the Continuation Period (as defined below), the Company (and any Successor thereto) will be jointly and severally responsible for maintaining a group health plan(s) which by its terms covers you (and your family members and dependents eligible to be covered during the 90 days immediately preceding a Change in Control) under the same terms and at the same cost as provided to you during the 90 days immediately preceding such Change in Control (without regard to any reduction in such benefits that constitutes Good Reason). The “Continuation Period” is the period beginning on your Date of Termination, whether such date is at or prior to the Change in Control as provided for in the definition of Change in Control or within 12 months after accepting employment with the Successor or the Company, as the case may be, as provided for in Section 3(a) above, and ending on the earlier of (i) the last day of the 18th month that begins after your Date of Termination or (ii) the date on which you first become eligible to participate as an employee in a plan of another employer providing group health benefits to you and your eligible family members and dependents.

(c) Gross-Up Payments. Following a Change in Control, if the Company’s independent auditors determine that any payment or distribution by the Company or the Parent to you (the “Payments”) will result in an excise tax imposed by Code Section 4999 or any comparable state or local law, or any interest or penalties with respect thereto, the Company (and any Successor thereto) will be responsible for making an additional cash payment (a “Gross-Up Payment”) to you within 10 days after such determination equal to an amount such that, after payment by you of all taxes (including any interest or penalties imposed with respect to such taxes), including any excise tax, imposed upon the Gross-Up Payment, you would retain an amount of the Gross-Up Payment equal to the excise tax imposed upon the Payments. You will provide the Successor or the Company with a written certification that you will pay all taxes due on the Payments and the Gross-Up Payment.

(d) Outplacement Services. In the event any lump sum payments are made to you pursuant to Section 3(a), the Company shall then provide you with up to $20,000 of outplacement services in the form of outplacement consultant’s services, travel and hotel expense reimbursements, office expense reimbursements or similar costs you incur in seeking and obtaining new employment, the allocation of which among the categories to be within your sole discretion. You will be required to provide receipts or invoices for the costs and expenses incurred under this Section 3(d).

If, on or after the date of a Change in Control, an Affiliate is sold, merged, transferred or in any other manner or for any other reason ceases to be an Affiliate or all or any portion of the business or assets of an Affiliate are sold, transferred or otherwise disposed of and the acquiror is not the Parent or an Affiliate (a “Disposition”), and you remain or become employed by the acquiror or an Affiliate of the acquiror (as defined in this Agreement but substituting “acquiror” for “Parent”) in connection with the Disposition, you will be deemed to have had your employment terminated on the effective date of the Disposition for purposes of this Section 3 unless (x) the acquiror and its affiliates jointly and severally assume and agree, in a manner that is enforceable by you, to perform the obligations of this Agreement to the same extent that the Parent and the Company would be required to perform if the Disposition had not occurred and (y) the Successor guarantees, in a manner that is enforceable by you, payment and performance by the acquiror.

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4. Stock Option Acceleration. In the event of a Change in Control, if the acquiring entity or Successor does not assume or replace the unvested stock options or stock awards then granted to you pursuant to any of the Stock Incentive Plans, the vesting schedules under the applicable Stock Option Agreements will be accelerated and all such stock options will become fully vested and immediately exercisable upon the closing of the Change in Control. Furthermore, even if the Stock Option Agreements are assumed or replaced with substantially similar stock options, if you are not offered employment by the Successor or continued employment with the Company, or if your employment is subsequently terminated under circumstances in which you will receive a lump sum cash payment pursuant to Section 3(a) hereof, your then unvested stock options as of the Change in Control or Date of Termination, as the case may be, shall become fully vested and immediately exercisable.

5. Indemnification. Following a Change in Control, the Parent and the Company shall be responsible for indemnifying and advancing expenses to you to the full extent permitted by law for damages, costs and expenses (including, without limitation, judgments, fines, penalties, settlements and reasonable fees and expenses of your counsel) incurred by you as a result of your service to or status as an officer and employee with the Company or any other corporation, employee benefit plan or other entity with whom you served at the request of the Company prior to the Change in Control, provided that such damages, costs and expenses did not arise as a result of your gross negligence or willful misconduct. The indemnification under this Agreement shall be in addition to any similar obligation of the Parent and the Company shall under any other separate agreement, or under such Company’s Certificate of Incorporation or Bylaws, or as they be amended from time to time, provided however, you may only be reimbursed or recover once for any such damages, costs and expenses, from whatever source.

6. Successors. The Parent and the Company will seek to have any Successor, by agreement in form and substance satisfactory to you, assume and assent to the fulfillment by such Successor of the outstanding obligations owed to you under this Agreement. Failure to obtain such assent and assumption at least three (3) business days prior to the time a Third Party becomes a Successor (or where either the Parent or the Company does not have at least three (3) business days’ advance notice that a Third Party may become a Successor, within one (1) business day after having notice that such Third Party may become or has become a Successor) will constitute Good Reason for termination by you of your employment. The date on which any such succession becomes effective will be deemed the Date of Termination, and Notice of Termination will be deemed to have been given to you on that date. A Successor has no rights, authority or power with respect to this Agreement prior to a Change in Control.

7. Binding Agreement. This Agreement inures to the benefit of, and is enforceable by, you, your personal and legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees. If you die after a Change in Control while any amount would still be payable to you under this Agreement, all such amounts, unless otherwise provided in this Agreement, will be paid in accordance with the terms of this Agreement to your devisee, legatee or other designee or, if there be no such designee, to your estate.

8. Notices. For the purposes of this Agreement, notices and other communications provided for in this Agreement must be in writing and will be deemed to have been duly given when personally delivered or when mailed by United States registered or certified mail, return receipt

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requested, postage prepaid and addressed to each party’s respective address set forth on the first page of this Agreement, or to such other address as either party may have furnished to the other in writing in accordance with these provisions, except that notice of change of address will be effective only upon receipt.

9. Disputes. If you so elect, any dispute, controversy or claim arising under or in connection with this Agreement will be heard and settled exclusively by binding arbitration administered by the American Arbitration Association in Irvine, California before a single arbitrator in accordance with the Commercial Arbitration Rules of the American Arbitration Association then in effect. Judgment may be entered on the arbitrator’s award in any court having jurisdiction; provided, that you may seek specific performance in a court of competent jurisdiction of your right to receive benefits until the Date of Termination during the pendency of any dispute or controversy arising under or in connection with this Agreement. If any dispute, controversy or claim for damages arising under or in connection with this Agreement is settled by arbitration, the Parent and the Company, jointly, will be responsible for paying, or if elected by you, reimbursing, all fees, costs and expenses incurred by you related to such arbitration. If you do not elect arbitration, you may pursue all available legal remedies. The Parent and the Company, jointly, will be responsible for paying, or if elected by you, reimbursing you for, all fees, costs and expenses incurred by you in connection with any actual, threatened or contemplated litigation relating to this Agreement to which you are or reasonably expect to become a party, whether or not initiated by you, if but only if you are successful in recovering any benefit under this Agreement as a result of such legal action. The parties agree that any litigation arising under or in connection with this Agreement must be brought in a court of competent jurisdiction in the State of California, and both parties hereby consent to the exclusive jurisdiction of said courts for this purpose and agree not to assert that such courts are an inconvenient forum. The Company will not assert in any dispute or controversy with you arising under or in connection with this Agreement your failure to exhaust administrative remedies.

10. Related Agreements. To the extent that any provision of any other Benefit Plan or agreement between the Parent and the Company, jointly, and you limits, qualifies or is inconsistent with any provision of this Agreement, the provision of this Agreement will control. Nothing in this Agreement prevents or limits your continuing or future participation in, and rights under, any Benefit Plan provided by the Parent and the Company, jointly, and for which you may qualify. Amounts which are vested benefits or to which you are otherwise entitled under any Benefit Plan or other agreement with the Parent and the Company, jointly, at or subsequent to the Date of Termination will be payable in accordance with the terms thereof. Furthermore, nothing in this Agreement will prevent one of the companies hereto, or their Successor, from seeking enforcement of and damages arising under any confidentiality, invention assignment or non-competition provision or breach thereof contained in any other agreement with the Company or any Successor to the Company.

11. No Employment or Service Contract. Nothing in this Agreement is intended to provide you with any right to continue in the employ of the Company for any period of specific duration or interfere with or otherwise restrict in any way your rights or the rights of the Company, which rights are hereby expressly reserved by each, to terminate your employment at any time for any reason or no reason whatsoever, with or without Cause.

12. Survival. The respective obligations of, and benefits afforded to, the Parent, the Company and you which by their express terms or clear intent survive termination of your

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employment with the Company or termination of this Agreement, as the case may be, will survive termination of your employment with the Company or termination of this Agreement, as the case may be, and will remain in full force and effect according to their terms.

13. Miscellaneous. No provision of this Agreement may be modified, waived or discharged other than in a writing signed by you, the Parent and the Company. No waiver by any party to this Agreement at any time of any breach by another party of any provision of this Agreement will be deemed a waiver of any other provisions at the same or at any other time. This Agreement reflects the final and complete agreement of the parties and supersedes all prior and simultaneous agreements with respect to the subject matter hereof. This Agreement will be governed by and construed in accordance with the laws of the State of Delaware (without regard to the conflict of laws principles of any jurisdiction). The invalidity or unenforceability of all or any part of any provision of this Agreement will not affect the validity or enforceability of the remainder of such provision or of any other provision of this Agreement. This Agreement may be executed in several counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

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If this letter correctly sets forth our agreement on the subject matter discussed above, kindly sign and return to the Company the enclosed copy of this letter which will then constitute our agreement on this subject.

Sincerely,

Micro Therapeutics, Inc.

By:
Thomas Wilder, Chief Executive Officer and President

ev3 Inc.

By:
James Corbett, Chief Executive Officer and President

Agreed to and Accepted as of this 26th day of August, 2005

[Executive Officer]